UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State of other jurisdiction of	(Commission file number)	(IRS Employer Identification
incorporation)		Number)

6312 S. Fiddler's Green Circle, Suite 100N, Greenwood Village, CO 80111

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303-397-8100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 2, 2025, Francois Bourret, TTEC Holdings, Inc. (“TTEC”) Chief Accounting Officer, notified TTEC that he will resign effective January 31, 2025, to pursue a chief financial officer (“CFO”) opportunity outside of TTEC’s industry.

(c) Effective January 31, 2025, Mr. Bourret will cease to be TTEC’s principal accounting officer and Kenneth R. Wagers, III, 52, TTEC CFO, will assume the responsibilities of principal accounting officer. TTEC previously disclosed Mr. Wagers’s biographical information in our 2024 Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 10, 2024, under the heading "TTEC Executive Officers," which information is incorporated herein by reference. Mr. Wagers will not receive additional compensation or equity awards in connection with his appointment as principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: January 3, 2025	By:	/s/ Margaret B. McLean
Margaret B. McLean General Counsel & Chief Risk Officer